Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces First Quarter 2021 Results; Forms Joint Venture with Fortress Transportation and Infrastructure LLC Focused on Renewable and Clean Fuels; Declares Dividend of $0.10 per Class A Common Share

May 7, 2021

NEW YORK -- New Fortress Energy Inc. (NASDAQ: NFE) (“NFE” or the “Company”) today reported its financial results for the first quarter ending March 31, 2021.

Business Highlights

•	Closed previously announced acquisitions of Hygo Energy Transition Ltd. (“Hygo”) and Golar LNG Partners LP (“GMLP”) for $5.1bn enterprise value

•	Development projects are advancing on budget and schedule(1)

o	Our Mexico and Nicaragua terminals are expected to be operational(2) in Q2 2021

o	Our first ISO Flex vessel has arrived in La Paz and two more expected in Nicaragua in Q2 2021

o	We are FID(3) and currently developing new terminals at Santa Catarina, Barcarena, and Suape in Brazil

•	We continue to make great progress on our Fast LNG asset which we expect will provide us with surety of stable supply at rates well below the current open market prices

o	Actively engaging with gas suppliers around the globe to supply long-term, fixed-price feedstock

o	Secured two world class jack up rigs from Maersk

o	Progressed engineering and design, complete with full operational simulations and deployment scenarios

o	Maintaining the development timeline of 16-20 months to full operations

•	Launching Zero Parks, a Joint Venture with Fortress Transportation and Infrastructure

o
NFE is forming a new joint venture called “Zero Parks” with Fortress Transportation and Infrastructure LLC (NYSE: FTAI), a business with deep investment experience in transportation and high-utility infrastructure assets in the United States

o	Zero Parks pairs FTAI’s transportation experience and infrastructure with NFE’s focus on hydrogen and clean energy to commercialize the rapidly growing opportunity for renewable and low-carbon fuels

o	Starting with near-term opportunities for renewable diesel and blue hydrogen, Zero Parks aims to reach FID(3) on its first two projects in 90-120 days

•	Significant volume growth – over 5.1 million GPD Committed(4) with over 21.2 million GPD of Committed(4) and In Discussion Volumes(5)

•	Completed the private offering of $1.5 billion of senior secured notes due 2026 (the “2026 Notes”)

•	The 2026 Notes bear interest at 6.50% per annum and were issued at an issue price equal to 100% of principal

•	Closed a $200 million senior secured Revolving Credit Facility (“Revolving Facility”) to provide additional liquidity

•	Our Board of Directors approved a dividend of $0.10 per share, with a record date of June 1, 2021 and a payment date of June 11, 2021

Financial Highlights

	For the Three Months Ended,
	December 31, 2020	March 31, 2021
(in millions, except Average Volumes)
Revenues	$145.7	$145.7
Net Loss	$(0.5)	$(39.5)
Operating Margin*	$60.9	$32.8
Average Volumes (k GPD)	1,410	1,440

•	Quarterly revenue of $145.7 million, remaining stable from Q4 2020
•
Net loss was $39.5 million, as compared to the Q4 2020 net loss of $0.5 million, which was primarily a result of higher LNG cost in Q1 2021 vs. Q4 2020 as well as costs associated with Hygo and GMLP acquisitions

•	Operating Margin*(6) decreased by $28.1 million in Q1 2021 vs Q4 2020, which is line with our expectations due to higher LNG cost
•	Average daily volumes sold in Q1 2021 were approximately 1.4 million GPD

*Operating Margin is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

Please refer to our Q1 2021 Investor Presentation (the “Presentation”) for further information about the following terms:

1) “On schedule” and “on budget” are based on internal evaluations and refer to completing certain stages of projects within a timeframe and within a spectrum of budget parameters that, when taken as a whole, are substantially consistent with our business model.
2) “Operational” with respect to a particular project means we expect gas to be made available within thirty (30) days, gas has been made available to the relevant project, or that the relevant project is in full commercial operations.  Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational date.  We cannot assure you if or when such projects will reach full commercial operations.  Actual results could differ materially from the illustrations reflected in the Presentation and there can be no assurance we will achieve our goals.
3) “FID” means management has made an internal commitment to commit resources (including capital) to a particular project. Our management has not made an FID decision on certain projects as of the date of this press release, and there can be no assurance that we will be willing or able to make any such decision, based on a particular project’s time, resource, capital and financing requirements.
4) “Committed” means our expected volumes to be sold to customers under binding contracts, awards under requests for proposals, and the agreement being finalized in for our project in Southeast Asia as of the period specified in the Presentation. There can be no assurance that we will enter into binding agreements for the awards we have under requests for proposals or our project in Southeast Asia on a particular timeline or at all. Some, but not all, of our contracts contain minimum volume commitments, and our expected volumes to be sold to customers reflected in our “Committed Volumes” are substantially in excess of such minimum volume commitments.  Our near-term ability to sell these volumes is dependent on our customers’ continued willingness and ability to continue purchasing these volumes and to perform their obligations under their respective contracts. If any of our customers fails to continue to make such purchases or fails to perform their obligations under their respective contract, our operating results, cash flow and liquidity could be materially and adversely affected.  References to Committed Volumes in the future and percentages of these volumes in the future should not be viewed as guidance or management’s view of the Company’s projected earnings, is not based on the Company’s historical operating results, which are limited, and does not purport to be an actual representation of our future economics.
5) “In Discussion” refers to potential customers (i) with whom we are in active negotiations, (ii) for whom there is a request for proposals or competitive bid process, or (iii) for whom we anticipate a request for proposals or competitive bid process will soon be announced based on our discussions with the potential customer as of date of this press release. We cannot assure you if or when we will enter into contracts for sales of additional volumes, the price at which we will be able to sell such volumes, or our costs to purchase, liquefy, deliver and sell such volumes.  Some, but not all, of our contracts contain minimum volume commitments, and our expected sales to customers reflected in any volumes referenced is substantially in excess of potential minimum volume commitments.  References to these volumes and percentages of these volumes should not be viewed as guidance or management’s view of the Company’s projected earnings, is not based on the Company’s historical operating results, which are limited, and does not purport to be an actual representation of our future economics.
6) “Operating Margin” means the sum of (i) Net income / (loss), (ii) Selling, general and administrative, (iii) Depreciation and amortization, (iv) Interest expense, (v) Other (income) expense, net (vi) Loss on extinguishment of debt, net, and (vii) Tax expense (benefit), each as reported on our financial statements.  Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance, each as reported in our financial statements.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call

Management will host a conference call on Friday, May 7, 2021 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE First Quarter 2021 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A replay of the conference call will also be available after 11:00 A.M. on Friday, May 7, 2021 through 11:00 A.M. on Friday, March 14, 2021 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.), Passcode: 9098098.

About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities.

Non-GAAP Financial Measure
Operating Margin is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income/(loss) from operations, net income/(loss), cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current liquefaction, regasification and power generation operations. This measure excludes items that have little or no significance on day-to-day performance of our current liquefaction, regasification and power generation operations, including our corporate SG&A, contract termination charges and loss on mitigation sales, loss on extinguishment of debt, net, and other expense.

As Operating Margin measures our financial performance based on operational factors that management can impact in the short-term and provides an assessment of controllable expenses, items associated with our capital structure and beyond the control of management in the short-term, such as depreciation and amortization, taxation, and interest expense are excluded.  As a result, this supplemental metric affords management the ability to make decisions to facilitate meeting current financial goals as well as to achieve optimal financial performance of our current liquefaction, regasification and power generation operations.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements.  A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including our expected volumes of LNG or production of power in particular jurisdictions; our expected volumes for In Discussion Volumes; the expectation that we will continue to take advantage of low LNG prices and develop our Fast LNG project for long-term LNG pricing; our expectations regarding our organic growth opportunities and the full capacity of our existing infrastructure, our expectations regarding our inorganic growth opportunities, the key markets we may enter, and our expectations regarding our green hydrogen investment and pilot projects. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:  our limited operating history; loss of one or more of our customers; inability to procure LNG on a fixed-price basis, or otherwise to manage LNG price risks, including hedging arrangements; the completion of construction on our LNG terminals, facilities, power plants or liquefaction facilities and the terms of our construction contracts for the completion of these assets; cost overruns and delays in the completion of one or more of our LNG terminals, facilities, power plants or liquefaction facilities, as well as difficulties in obtaining sufficient financing to pay for such costs and delays; our ability to obtain additional financing to effect our strategy; we may be unable to successfully integrate the businesses and realize the anticipated benefits of the mergers of GMLP and Hygo; failure to produce or purchase sufficient amounts of LNG or natural gas at favorable prices to meet customer demand; hurricanes or other natural or manmade disasters; failure to obtain and maintain approvals and permits from governmental and regulatory agencies; operational, regulatory, environmental, political, legal and economic risks pertaining to the construction and operation of our facilities; inability to contract with suppliers and tankers to facilitate the delivery of LNG on their chartered LNG tankers; cyclical or other changes in the demand for and price of LNG and natural gas; failure of natural gas to be a competitive source of energy in the markets in which we operate, and seek to operate; competition from third parties in our business; inability to re-finance our outstanding indebtedness; changes to environmental and similar laws and governmental regulations that are adverse to our operations; inability to enter into favorable agreements and obtain necessary regulatory approvals; the tax treatment of us or of an investment in our Class A shares; the completion of the certain exchange transactions; a major health and safety incident relating to our business; increased labor costs, and the unavailability of skilled workers or our failure to attract and retain qualified personnel; and risks related to the jurisdictions in which we do, or seek to do, business, particularly Florida, Jamaica, Brazil and the Caribbean. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s annual and quarterly reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Joshua Kane
(516) 268-7455
jkane@newfortressenergy.com

Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com

Exhibits – Financial Statements

Consolidated Statements of Operations and Comprehensive Loss
For the three months ended December 31, 2020 and March 31, 2021
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	December 31, 2020	March 31, 2021
Revenues
Operating revenue	$94,769	$91,196
Other revenue	50,927	54,488
Total revenues	145,696	145,684

Operating expenses
Cost of sales	68,987	96,671
Operations and maintenance	15,796	16,252
Selling, general and administrative	32,869	45,181
Depreciation and amortization	10,013	9,890
Total operating expenses	127,665	167,994
Operating income	18,031	(22,310)
Interest expense	14,822	18,680
Other expense (income), net	826	(604)
Loss before taxes	2,383	(40,386)
Tax expense (benefit)	2,868	(877)
Net loss	(485)	(39,509)
Net loss attributable to non-controlling interest	655	1,606
Net (loss) income attributable to stockholders	$170	$(37,903)

Net loss per share – basic and diluted	$0.00	$(0.21)

Weighted average number of shares outstanding – basic and diluted	170,855,679	176,500,576

Other comprehensive loss:
Net loss	$(485)	$(39,509)
Currency translation adjustment	(883)	997
Comprehensive income (loss)	398	(40,506)
Comprehensive (gain) loss attributable to non-controlling interest	(131)	2,480
Comprehensive (loss) income attributable to stockholders	$267	$(38,026)

Non-GAAP Operating Margin
(Unaudited, in thousands of U.S. dollars)

We define non-GAAP operating margin as GAAP net loss, adjusted for selling, general and administrative expense, depreciation and amortization, interest expense, other expense, loss on extinguishment of debt, net and tax expense.

	For the Three Months Ended,
	December 31, 2020	March 31, 2021
Net loss	$(485)	$(39,509)
Add:
Selling, general and administrative	32,869	45,181
Depreciation and amortization	10,013	9,890
Interest expense	14,822	18,680
Other expense (income), net	826	(604)
Tax expense (benefit)	2,868	(877)
Non-GAAP operating margin	$60,913	$32,761

Condensed Consolidated Balance Sheets
As of March 31, 2021 and December 31, 2020
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$360,130	$601,522
Restricted cash	4,072	12,814
Receivables, net of allowances of $203 and $98, respectively	95,729	76,544
Inventory	28,031	22,860
Prepaid expenses and other current assets, net	60,245	48,270
Total current assets	548,207	762,010

Restricted cash	15,000	15,000
Construction in progress	337,691	234,037
Property, plant and equipment, net	607,003	614,206
Right-of-use assets	131,575	141,347
Intangible assets, net	65,934	46,102
Finance leases, net	7,501	7,044
Deferred tax assets, net	5,060	2,315
Other non-current assets, net	114,140	86,030
Total assets	$1,832,111	$1,908,091

Liabilities
Current liabilities
Accounts payable	$27,970	$21,331
Accrued liabilities	88,809	90,352
Current lease liabilities	34,857	35,481
Due to affiliates	10,859	8,980
Other current liabilities	33,375	35,006
Total current liabilities	195,870	191,150

Long-term debt	1,239,799	1,239,561
Non-current lease liabilities	74,363	84,323
Deferred tax liabilities, net	5,194	2,330
Other long-term liabilities	25,704	15,641
Total liabilities	1,540,930	1,533,005

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.01 par value, 750.0 million shares authorized, 175.3 million issued and outstanding as of March 31, 2021; 174.6 million issued and outstanding as of December 31, 2020	1,746	1,746
Additional paid-in capital	551,135	594,534
Accumulated deficit	(267,406)	(229,503)
Accumulated other comprehensive income	59	182
Total stockholders' equity attributable to NFE	285,534	366,959
Non-controlling interest	5,647	8,127
Total stockholders' equity	291,181	375,086
Total liabilities and stockholders' equity	$1,832,111	$1,908,091

Condensed Consolidated Statements of Operations and Comprehensive Loss
For the three months ended March 31, 2021 and 2020
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues
Operating revenue	$91,196	$63,502
Other revenue	54,488	11,028
Total revenues	145,684	74,530

Operating expenses
Cost of sales	96,671	68,216
Operations and maintenance	16,252	8,483
Selling, general and administrative	45,181	28,538
Contract termination charges and loss on mitigation sales	-	208
Depreciation and amortization	9,890	5,254
Total operating expenses	167,994	110,699
Operating loss	(22,310)	(36,169)
Interest expense	18,680	13,890
Other (income) expense, net	(604)	611
Loss on extinguishment of debt, net	-	9,557
Loss before taxes	(40,386)	(60,227)
Tax benefit	(877)	(4)
Net loss	(39,509)	(60,223)
Net loss attributable to non-controlling interest	1,606	51,757
Net loss attributable to stockholders	$(37,903)	$(8,466)

Net loss per share – basic and diluted	$(0.21)	$(0.32)

Weighted average number of shares outstanding – basic and diluted	176,500,576	26,029,492

Other comprehensive loss:
Net loss	$(39,509)	$(60,223)
Currency translation adjustment	997	369
Comprehensive loss	(40,506)	(60,592)
Comprehensive loss attributable to non-controlling interest	2,480	52,073
Comprehensive loss attributable to stockholders	$(38,026)	$(8,519)

Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2021 and 2020
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(39,509)	$(60,223)
Adjustments for:
Amortization of deferred financing costs	400	3,353
Depreciation and amortization	10,160	5,481
Loss on extinguishment and financing expenses	-	9,557
Deferred taxes	(1,412)	(18)
Share-based compensation	1,770	2,508
Other	393	2,656
Changes in operating assets and liabilities:
(Increase) Decrease in receivables	(19,223)	5,752
(Increase) Decrease in inventories	(5,171)	34,830
(Increase) in other assets	(36,943)	(54,080)
Decrease in right-of-use assets	9,772	9,263
(Decrease) Increase in accounts payable/accrued liabilities	(22,399)	2,132
Increase (Decrease) in amounts due to affiliates	1,879	(2,875)
(Decrease) in lease liabilities	(10,584)	(9,170)
(Decrease) in other liabilities	(1,119)	(477)
Net cash used in operating activities	(111,986)	(51,311)

Cash flows from investing activities
Capital expenditures	(80,810)	(56,098)
Entities acquired in asset acquisitions, net of cash acquired	(8,817)	-
Other investing activities	(630)	50
Net cash used in investing activities	(90,257)	(56,048)

Cash flows from financing activities
Proceeds from borrowings of debt	-	832,144
Payment of deferred financing costs	(670)	(14,069)
Repayment of debt	-	(506,402)
Payments related to tax withholdings for share-based compensation	(29,564)	(6,084)
Payment of dividends	(17,657)	-
Net cash (used in) provided by financing activities	(47,891)	305,589

Net (decrease) increase in cash, cash equivalents and restricted cash	(250,134)	198,230
Cash, cash equivalents and restricted cash – beginning of period	629,336	93,035
Cash, cash equivalents and restricted cash – end of period	$379,202	$291,265

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress and property, plant and equipment additions	$26,311	$13,359
Liabilities associated with consideration paid for entities acquired in asset acquisitions	11,845	-